Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned (the “Stockholder”) hereby constitutes and appoints each of Curt S. Rush and Lawrence P. Reinhold, acting singly (each, an “Attorney-in-Fact”), the Stockholder’s true and lawful attorney-in-fact to:

(1)   execute for and on behalf of the Stockholder, in the Stockholder’s capacity as an officer and/or director of Systemax Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) and the rules thereunder, and any other forms or reports the Stockholder may be required to file in connection with the Stockholder’s ownership, acquisition, or disposition of securities of the Company;

(2)     do and perform any and all acts for and on behalf of the Stockholder which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the Stockholder, it being understood that the documents executed by either Attorney-in-Fact on behalf of the Stockholder pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The Stockholder hereby grants to each Attorney-in-Fact, acting singly, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Stockholder might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The Stockholder acknowledges that neither Attorney-in-Fact, in serving in such capacity at the request of the Stockholder, is assuming, nor is the Company assuming, any of the Stockholder’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect with respect to each Attorney-in-Fact until the Stockholder is no longer required to file Forms 3, 4, and 5 with respect to the Stockholder’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the Stockholder in a signed writing delivered to such Attorney-in-Fact.

IN WITNESS WHEREOF, the Stockholder has caused this Power of Attorney to be executed as of this 14th day of July, 2009.

/s/ Robert Leeds
Signature

Robert Leeds
Print Name